As filed with the Securities and Exchange Commission on February 3, 2006.
Registration No. 333-121207
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Post-Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________
BRISTOW GROUP INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of other jurisdiction of Incorporation or Organization)	72-0679819 (I.R.S. Employer Identification No.)
2000 W. SAM HOUSTON PARKWAY SOUTH
SUITE 1700
HOUSTON, TEXAS 77042
(Address, including zip code, of registrant’s principal executive offices)
OFFSHORE LOGISTICS, INC.
2004 STOCK INCENTIVE PLAN
(Full title of the plan)
William E. Chiles
President and Chief Executive Officer
Bristow Group Inc.
2000 W. Sam Houston Parkway South
Suite 1700
Houston, Texas 77042
(713) 267-7600
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
With a Copy to:
Paul M. Haygood
Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P.
201 St. Charles Avenue, 46th Floor
New Orleans, Louisiana 70170
(504) 586-5252

EXPLANATORY NOTE
     On December 13, 2004, Offshore Logistics, Inc. registered 1,000,000 shares of its Common Stock, $.01 par value, on a Form S-8 Registration Statement with the Securities and Exchange Commission, Registration Number 333-121207 (the “Registration Statement”), pursuant to the Offshore Logistics, Inc. 2004 Stock Incentive Plan. On February 1, 2006, Offshore Logistics, Inc. changed its name to Bristow Group Inc. (the “Registrant”). This Post-Effective Amendment No. 1 to the Registration Statement is filed solely to add Exhibit 10.3, which was not previously filed with the Registration Statement. All items have been omitted herefrom other than the facing page, the addition to Item 8, the signature page and the addition to the exhibit index.
Item 8. Exhibits.
     The following exhibit is filed as part of this registration statement:

Exhibit No.	Description of Exhibit
10.3	Form of Restricted Stock Agreement, (filed as Exhibit 10.3 to the Form 8-K/A, filed on February 3, 2006) and incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on February 3, 2006.

BRISTOW GROUP INC.
By:	/s/ William E. Chiles
William E. Chiles
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William E. Chiles William E. Chiles	President, Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer) and Director	February 3, 2006

/s/ Elizabeth D. Brumley Elizabeth D. Brumley	Controller and Chief Accounting Officer (Principal Accounting Officer)	February 3, 2006

/s/ * Kenneth M. Jones	Chairman of the Board	February 3, 2006

/s/ * Stephen J. Cannon	Director	February 3, 2006

/s/ * Jonathan H. Cartwright	Director	February 3, 2006

/s/ * Thomas C. Knudson	Director	February 3, 2006

/s/ * Pierre H. Jungels	Director	February 3, 2006

/s/ * Ken C. Tamblyn	Director	February 3, 2006

/s/ * Robert W. Waldrup	Director	February 3, 2006

*By:	/s/ William E. Chiles
William E. Chiles
Attorney-In-Fact

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
10.3	Form of Restricted Stock Agreement, (filed as Exhibit 10.3 to the Registrant’s Form 8-K/A, filed on February 3, 2006) and incorporated herein by reference.